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                                                                   Exhibit 10.22

                                                February 5, 1998

Mr. Daniel J. O'Dowd
425 Britannia Parkway
Avon Lake, Ohio 44012


Dear Dan:

         The following shall constitute the Employment Agreement by and between Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership (the "Club"), and you and shall, upon acceptance by you, replace your existing contract dated October 25, 1994.

         1. TERM.

                  (a) Subject to the terms and conditions set forth below, the Club agrees to employ you as Vice President for Baseball Operations and Assistant General Manager of the General Partner of the Club, for the period commencing on January 1, 1998 and ending December 31, 2002, subject to subsections (b), (c), (d) and (e) below.

                  (b) The Club shall have the unilateral option to extend the term of this Agreement through December 31, 2003, at a salary of $450,000.00 for 2003. Such option may be exercised by written notice personally delivered or mailed to you at the Club's offices on or before December 1, 2001. If the Club exercises this option, the Club will notify you on or before September 30, 2002 whether or not you will be promoted to Executive Vice President/General Manager as of January 1, 2003. If you are to be promoted to the position of Executive Vice President/General Manager as of January 1, 2003, your employment with the Club shall continue in accordance with the terms and conditions of this Contract. If the Club declines to promote you to the position of Executive Vice President/General Manager at that time, you may (1) during the period commencing on October 1, 2002 and ending on December 1, 2002, seek other employment opportunities and (2) terminate this Contract as of December 31, 2002 by providing written notice to the Club no later than December 1, 2002. If you do not elect to terminate this Contract, your


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Mr. Daniel O'Dowd
February 5, 1998
Page 2



         employment will continue in accordance with the terms and conditions of this contract.

                  (c) The Club shall have the unilateral option to extend the term of this Agreement through December 31, 2004 at a salary of $500,000.00 for 2004. Such option may be exercised by written notice personally delivered or mailed to the Club's offices on or before December 1, 2002. If the Club exercises this option and you have not been previously promoted to the position of Executive Vice President/General Manager, the Club will notify you on or before September 30, 2003 whether or not you will be promoted to Executive Vice President/General Manager as of January 1, 2004. If you are to be promoted to the position of Executive Vice President/General Manager as of January 1 2004, your employment with the Club shall continue in accordance with the terms and conditions of this Contract. If the Club declines to promote you to the position of Executive Vice President/General Manager at that time, you may (1) during the period commencing on October 1, 2003 and ending on December 1, 2003, seek other employment opportunities and (2) terminate this Contract as of December 31, 2003 by providing written notice to the Club no later than December 1, 2003. If you do not elect to terminate this Contract, your employment will continue in accordance with the terms and conditions of this contract.

                  (d) The Club shall have the unilateral option to extend the term of this Agreement through December 31, 2005 at a salary of $525,000.00 for 2005. Such option may be exercised by written notice personally delivered or mailed to the Club's offices on or before December 1, 2003. If the Club exercises this option and you have not been previously promoted to the position of General Manager, the Club will notify you on or before September 30, 2004 whether or not you will be promoted to Executive Vice President/General Manager as of January 1, 2005. If you are to be promoted to the position of Executive Vice President/General Manager as of January 1 2005, your employment with the Club shall continue in accordance with the terms and conditions of this Contract. If the Club declines to promote you to the position of Executive Vice President/General Manager at that time, you may (1) during the period commencing on October 1, 2004 and ending on December 1, 2004, seek other employment opportunities and (2) terminate this Contract as of December 31, 2004 by providing written notice to the Club no later than December 1, 2004. If you do not elect to terminate this Contract, your employment will continue in accordance with the terms and conditions of this contract.

                  (e) The Club shall have the unilateral option to extend the term of this Agreement through December 31, 2006 at a salary of $550,000.00 for 2006. Such option may be exercised by written notice personally delivered or mailed to the Club's offices on or before December 1, 2004. If the Club


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Mr. Daniel O'Dowd
February 5, 1998
Page 3



         exercises this option and you have not been previously promoted to the position of Executive Vice President/General Manager, the Club will notify you on or before September 30, 2005 whether or not you will be promoted to Executive Vice President/General Manager as of January 1, 2006. If you are to be promoted to the position of Executive Vice President/General Manager as of January 1 2006, your employment with the Club shall continue in accordance with the terms and conditions of this Contract. If the Club declines to promote you to the position of Executive Vice President/General Manager at that time, you may (1) during the period commencing on October 1, 2005 and ending on December 1, 2005, seek other employment opportunities and (2) terminate this Contract as of December 31, 2005 by providing written notice to the Club no later than December 1, 2005. If you do not elect to terminate this Contract, your employment will continue in accordance with the terms and conditions of this contract.

                  (f) Your salary shall be payable each calendar year in twenty-four equal semi-monthly installments.

         2.       SALARY.

                  (a) SALARY. Your salary as Vice President for Baseball Operation and General Manager during the period of your employment under this Agreement shall be as follows, less the amounts deferred pursuant to paragraph (b) of this Section 2:

                  January 1, 1998 to December 31, 1998 at the rate of $300,000.00 per year.

                  January 1, 1999 to December 31, 1999 - $325,000

                  January 1, 2000 to December 31, 2000 - $350,000

                  January 1, 2001 to December 31, 2001 - $375,000

                  January 1, 2002 to December 31, 2002 - $400,000

                  Option Years:

                  January 1, 2003 to December 31, 2003 - $450,000

                  January 1, 2004 to December 31, 2004 - $500,000

                  January 1, 2005 to December 31, 2005 - $525,000

                  January 1, 2006 to December 31, 2006 - $550,000


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Mr. Daniel O'Dowd
February 5, 1998
Page 4




                  (b) DEFERRED COMPENSATION PLAN. On or before December 1 of the year immediately preceding any calendar year, you may elect to defer the payment of not more than 50% of the salary otherwise payable under subsection (a) of this Section 2 and 100% of any bonus payments for such calendar year, and on June 15 of such calendar year (or, if later, the date that any bonus payment would otherwise have been payable), the Club shall deposit such deferred compensation in a trust, the earnings on which are not currently taxable for federal income tax purposes, which shall be established by the Club to provide deferred compensation to you in accordance with this subsection (b) (the "Deferred Compensation Account"); a copy of such trust is attached hereto as
         Exhibit I. Notwithstanding the foregoing, if you terminate employment, die or become "permanently disabled" (as defined under Section 10) during a calendar year, the amount to be credited to the Deferred Compensation Account for that year shall be equal to the portion of the deferred amount that you actually earned through the date of your termination of employment, death or permanent disability. The fair market value of the Deferred Compensation Account, as determined under clause (i) of this subsection (b), shall be paid by the Club to you, or in the case of your death, to your beneficiary, in ten installments commencing on the first business day of January of the calendar year following the earlier of (a) the date of your death or permanent disability or (b) the later of (i) termination of your employment with the Club or (ii) your fifty-fifth (55) birthday. The payments will be computed in accordance with the following schedule:


                                                             Percentage of
                                                           Fair Market Value
                           Payment                            of Deferred
                           NUMBER                        COMPENSATION ACCOUNT

                             1                                    10%
                             2                                 11.11%
                             3                                  12.5%
                             4                                 14.28%
                             5                                 16.67%
                             6                                    20%
                             7                                    25%
                             8                                 33.33%
                             9                                    50%
                            10                                   100%


                           (i) INVESTMENT POLICY. Any deferred compensation amounts credited to the Deferred Compensation Account pursuant to this subsection (b) and all income attributable to such amounts (net of expenses) shall be held in a segregated investment account within the Trust and shall be invested and


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Mr. Daniel O'Dowd
February 5, 1998
Page 5



         reinvested accordance with the Trust agreement until such time as the entire fair market value of Deferred Compensation Account is paid by the Club to you, or your beneficiary, as applicable in accordance with Subsection (b)(i) above.


                           (ii) DEATH BENEFITS. You shall be entitled to designate a beneficiary (or beneficiaries) who shall be entitled to receive that portion of your undistributed Deferred Compensation Account, as determined under the first paragraph of this subsection (b) if you die before receiving the total value of the Deferred Compensation Account. The designation of a beneficiary (or beneficiaries) must be made in writing on a form substantially similar to the form attached as Exhibit II to this Agreement and delivered to the Club. You may change or revoke a beneficiary designation by filing a new designation or notice of revocation with the Club. If you fail to designate a beneficiary or if no designated beneficiary survives you, the Club will pay any amounts payable pursuant to this subsection (b) to your surviving spouse, and to your personal representative if there is no surviving spouse.

                           (iii) HARDSHIP. Regardless of the date on which payment of the deferred compensation under this subsection (b) otherwise is to be paid, in the event of your hardship, payment of all or a portion of the fair market value of the Deferred Compensation Account can be accelerated by the Club's determination of hardship. The Club shall have sole discretion as to whether a hardship has occurred and if so, also shall have sole discretion to determine the amount of deferred compensation that may be distributable to you in order to alleviate that hardship. For this purpose, hardship shall mean any emergency or necessity affecting your personal or family affairs having a significant adverse financial effect.

                           (iv) NO FORFEITURE OF DEFERRED COMPENSATION. All deferred compensation credited to the Deferred Compensation Account shall be nonforfeitable.

                           (v) DEBITING OF DEFERRED COMPENSATION ACCOUNT. Once an amount of deferred compensation has been paid, such amount shall be debited from the Deferred Compensation Account and shall cease to exist.

                           (vi) PARTICIPANT'S RIGHTS ARE UNFUNDED AND UNSECURED. Notwithstanding the creation of the trust described herein, all deferred compensation benefits under this subsection (b) are unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended. Your (or your beneficiary's) right to receive a distribution hereunder shall be an unsecured claim against the general assets of the Club, and neither you nor your beneficiary shall have any rights in or against any amounts credited


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Mr. Daniel O'Dowd
February 5, 1998
Page 6



         hereunder or any other specific assets of the Club or the trust referred to herein. Any deferred compensation benefits payable hereunder to you or your beneficiary may be payable out of the trust established by the Club, or may be payable from the general assets of the Club.

                           (vii) ANTI-ASSIGNMENT. No right or deferred compensation payment under this subsection (b) shall be subject to alienation, sale or assignment.

         3. LIFE INSURANCE. The Club understands that you may acquire life insurance policy to insure receipt of proceeds based upon the unpaid portion of the salary amounts set forth in paragraph 2. Each year during the term of this Contract, including any option years if the applicable option has been exercised, The Club will reimburse you for the cost of such policy in an amount not to exceed the annual premium based upon preferred issued rates for a term insurance policy with a death benefits equal to $1,250,000.

         Reimbursement will be made with respect to the option years only if the option for such year has been exercised.

         4. POST SEASON BONUS. In the event that the Club participates in a division playoff series, league championship series or the World Series during any championship season during the term of this Agreement, including either option year if the applicable option has been exercised, you shall be entitled to receive a bonus equal to one-half (50%) of a player's share payable to the Club's players as determined pursuant to Major League Rule 45(b)(2) as the same shall be amended from time to time. The amount of the bonus will be increased to 100% of a full player's share for any Championship Season in which you are the Executive Vice President/General Manager of the Club.

         5. GROUP PLAN. In addition to all of the other rights and benefits under this Agreement, you shall be eligible to participate in any current or future plan which may be provided by the Club for the benefit of its executives or employees, provided you qualify, and subject to such plan's or program's terms and conditions. You may participate in, among other things, any and all group life insurance policies, plans, and medical and health benefits maintained by or on behalf of the Club to the fullest extent possible in accordance with the terms and provisions thereof.

         6. EXPENSES. You shall be entitled to incur on behalf of the Club reasonable and necessary expenses in connection with your duties, in accordance with the Club's customary practice, including expenses incurred in connection with your use of an automobile which will be provided by the Club for your exclusive use.

         7. JOB DESCRIPTION. During the term of your employment, you shall faithfully perform the duties and have the responsibilities of Assistant General


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Mr. Daniel O'Dowd
February 5, 1998
Page 7



Manager and Vice-President for Baseball Operations of the Club, subject to the control and direction of the President and Chief Executive Officer, if any, the Chairman of the Board, the Board of Directors, the Executive Vice President and General Manager of the Club and its General Partner. You agree to devote your full time, energies, talent, and best efforts exclusively to your duties as Assistant General Manager and Director of Baseball Operations and to such other duties as may be assigned to you as provided above. You agree that the Club will not grant permission to any other Major League Baseball Club to discuss other employment opportunities with you during the term of this Contract; provided however, if the Club does not exercise an option to extend the term of the Contract as described in Paragraph 1, you shall be entitled to discuss, during the remaining term of this Contract, such other employment opportunities that may be available to you following the end of the term of this Contract.

         8. PUBLIC CONTACT. You agree to conduct yourself with propriety and with due regard to public convention and morals, and agree not to engage in conduct which is detrimental to or contrary to the rules of the Club, the League and/or professional baseball, and you further agree to abide by and be subject to the discipline of the Commissioner of Baseball and to his decisions rendered in accordance with the Professional Baseball Agreement.

         9. DEATH OR DISABILITY. Your death or permanent disability during the term of this Agreement shall immediately terminate this Agreement. For the purposes of this Section 9, permanent disability is defined as any condition caused by an accident, sickness or otherwise, which, in the reasonable judgment of the President and Chief Executive Officer of the Club, if any, the Chairman of the Board or the Board of Directors of the General Partner of the Club, disables, or may in the future disable, you from substantially performing the duties and services required under this Agreement for a period of 120 days, whether consecutive or non-consecutive, in any 12-month period. Upon termination of this Agreement pursuant to this Section 9, you shall be entitled to no compensation or any of the other rights or benefits provided in this Agreement not already earned as of the date of such termination or otherwise required by law.

         10. TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event that you fail to observe and comply with the provisions of this Agreement in any material respect or in the event of your fraud or dishonesty in the performance of your duties, the Club may discharge you prior to the expiration of the term of this Agreement by giving you written notice, which notice shall state the specific facts upon which the discharge is based. In the event of such discharge, you shall be entitled to no compensation or any of the other rights or benefits provided in this Agreement not already earned as of the date of such discharge or termination, except as otherwise required by law. Both parties agree, however, that you shall have no right to terminate this Agreement voluntarily.



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Mr. Daniel O'Dowd
February 5, 1998
Page 8



         11. TERMINATION WITHOUT CAUSE. You agree that, should you be discharged from your duties without cause, you are obligated to seek and, if offered, accept other comparable employment, either from another Major League Club or from some other baseball or non-baseball employer. In the event that you are so discharged without cause, you will receive not less than five days written notice of such discharge. The compensation due by the Club under this Agreement will be reduced by any compensation which you receive from such other employment following such termination. The amount to be deducted includes, but is not limited to, compensation of any kind for services, including salary, bonuses, fees, commissions, payments in kind, and similar items, and the reasonable value of services rendered by you should you become self-employed following termination.

         12. REPRESENTATIONS AND ADDITIONAL COVENANTS.

                  (a) You hereby represent that you are free to accept employment with the Club as contemplated hereunder, and that such employment will not violate the terms of any other agreement or instrument to which terms you are subject.

                  (b) You hereby represent that you do not directly or indirectly, own stock or any other financial interest in the ownership or earnings of any Major League Club, and you agree that you will not hereafter acquire or hold any such interest except in accordance with Major League Rule 20(e).

         13. CONFIDENTIALITY. The parties agree that the terms of this Agreement and all of the conversations and negotiations regarding your employment with the Club are in strictest confidence and shall be and will remain confidential and not subject to public disclosure of any kind without our mutual consent or as may be required by law. In addition, you agree to maintain the confidentiality of all business information of the Club which you acquire during your employment hereunder, and to preserve such information for the exclusive benefit of the Club.

         14. INJUNCTIVE AND EQUITABLE RELIEF. Because during the course of your employment under this Agreement you will gain an intimate knowledge of the business, activities and affairs of the Club, and because of the special, unique and extraordinary services you are capable of performing for the Club or one of its competitors, you recognize that the services to be rendered by you hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. You therefore agree that if you fail to comply with any of the provisions of this Agreement, in addition to the remedies and procedures provided elsewhere in this Agreement, the Club shall be entitled to obtain immediate injunctive or other equitable relief to restrain you from failing to fulfill your obligations hereunder or from becoming affiliated, directly or indirectly, with any of the Major League Clubs or their respective minor league affiliates, without prejudice to any other remedies to which the Club may be entitled under law.


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Mr. Daniel O'Dowd
February 5, 1998
Page 9




         15. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, both you and the Club. This Agreement may not be assigned or transferred without the consent of both parties.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties, and supersedes in its entirety any prior agreements, arrangements and understandings between the parties with respect to the subject matter hereof, and no amendment hereof shall be deemed valid unless in writing and signed by the parties hereto.

         17. GOVERNANCE. This Agreement is subject to and is governed by, all applicable rules and regulations of Major League Baseball and the American League of Professional Baseball Clubs, and any rules or regulations which the Club may announce from time to time.

                                     Very truly yours,

                                     CLEVELAND INDIANS BASEBALL
                                     COMPANY LIMITED PARTNERSHIP

                                     By:   Its General Partner, Cleveland
                                           Baseball Corporation



                                     By: /s/ Richard E. Jacobs
                                         ------------------------------------
                                           Richard E. Jacobs

ACCEPTED:



/s/ Daniel J. O'Dowd
-----------------------

Date: February 5, 1998
     _________________